Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Don Markley
Business Objects
Investor Relations
+1 408 953 6054
don.markley@businessobjects.com

Anne Guimard
Business Objects European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

BUSINESS OBJECTS ANNOUNCES AUTHORIZATION OF SHARE REPURCHASE

SAN JOSE, California; PARIS, France — August 20, 2004 - Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), announced today that its board of directors has authorized the repurchase of up to 2 million shares of its stock, under the share repurchase program authorized by its shareholders on June 10, 2004 and under the terms of the “Note d’information"(1) which received AMF visa number 04-436 on May 14, 2004.

The shares repurchased will become treasury shares, and may be used for general corporate purposes, including share issuance requirements of the Company’s employee stock option plan and share issuance requirements in the context of an acquisition or exchange.

As of June 30, 2004, the company had approximately 91 million outstanding shares, and its balance of cash and cash equivalents was approximately $203 million.

Any share repurchases may be made, from time to time, in the open market, through block trades or otherwise. Depending on market conditions and other factors, these repurchases may be commenced or suspended at any time, or from time to time, without prior notice.

Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties concerning Business Objects, including Business Objects’ intent to repurchase shares on the open market. These forward looking statements are based on the Business Objects’ current expectations, and are subject to risks and uncertainties which could cause the actual results to differ materially from those anticipated. The risks and uncertainties include, but are not limited to, unexpected changes in Business Objects’ need for cash and general economic, business and market conditions. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and other SEC filings, including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

About Business Objects

Business Objects enables organizations to track, understand, and manage enterprise performance. The company’s solutions leverage the information that is stored in an array of corporate databases, enterprise resource planning (ERP), and customer relationship management (CRM) systems.

Popular uses of BI include enterprise reporting, management dashboards and scorecards, customer intelligence applications, financial reporting, and both customer and partner extranets. These solutions enable companies to gain visibility into their business, acquire and retain profitable customers, reduce costs, optimize the supply chain, increase productivity, and improve financial performance.

In December 2003, Business Objects completed the acquisition of Crystal Decisions, the leader in enterprise reporting. The combined product line includes software for reporting, query and analysis, performance management, analytic applications, and data integration. In addition, Business Objects offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has more than 26,000 customers in over 80 countries. The company’s stock is traded under the ticker symbols NASDAQ: BOBJ and Euronext Paris (ISIN: FR0004026250 — BOB). It is included in the SBF 120 and IT CAC 50 French stock market indexes. Business Objects can be reached at 408-953-6000 and www.businessobjects.com

BUSINESSOBJECTS is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated.

(1) Form filed with the French equivalent of the SEC and required by French law to authorize a share repurchase program.